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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Whitehall Jewellers, Inc.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WHITEHALL JEWELLERS, INC.
155 North Wacker Drive
Suite 500
Chicago, Illinois 60606

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On January 25, 2006

To our Stockholders:
     Whitehall Jewellers, Inc. (the “Company”) has postponed until January 25, 2006 the special meeting of its stockholders that was originally scheduled to be held on January 19, 2006. The record date of December 9, 2005 for the determination of stockholders entitled to notice of, and to vote at, the special meeting has not changed.
     The special meeting of stockholders will be held at 10:00 a.m. (C.S.T.) on Wednesday, January 25, 2006, at the W Hotel Chicago City Center, 172 West Adams Street, Chicago, Illinois.
     The special meeting is being held in connection with a series of financing transactions that the Company entered into on October 3, 2005 with investment funds managed by Prentice Capital Management, L.P. and Holtzman Opportunity Fund, L.P.
     We urge you, if you have not done so already, to carefully read in their entirety the Company’s definitive proxy statement, dated December 27, 2005, and the related proxy supplement, dated January 12, 2006.
     If you have any questions or require any additional information concerning the special meeting of stockholders, please contact our proxy solicitor, D.F. King & Co., Inc., at the address or telephone number set forth below:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Call Toll Free: 800-949-2583
or
Banks and Brokers, Call Collect: 212-269-5550
This notice, dated January 19, 2006, is first being sent to stockholders on or about January 20, 2006.
By Order of the Board of Directors,

Jean K. FitzSimon
Senior Vice President, General Counsel and Secretary
January 19, 2006